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                                                               EXHIBIT 10.8(a)


               AGREEMENT made this 19th day of May, 1978, between BEAR ISLAND PAPER COMPANY, a Virginia limited partnership having its principal office in Hanover County, Virginia ("Seller") and DOW JONES & COMPANY, Delaware corporation having offices in South Brunswick, New Jersey ("Buyer").

                        W I T N E S S E T H:

               Section 1. Sale and Purchase: Subject to the terms and conditions of this Agreement, Seller undertakes to sell to Buyer and Buyer undertakes to purchase from Seller a minimum of not less than the following amounts (expressed in terms of short tons of 2,000 pounds each) of 29/30 pound basis weight standard web offset white newsprint paper (hereinafter called "newsprint") from the Commencement Date until the expiration of this Agreement:

                Calendar Year          Tons of Newsprint
                -------------          -----------------
                1980                      17,000
                1981                      25,000
                1982 and each             30,000
                 year thereafter

     Notwithstanding the foregoing, if the Commencement Date is
     (i) July 1, 1980, the minimum tonnage for 1980 shall be 15,000 tons, (ii) any subsequent date during 1980, the minimum tonnage for 1980 shall equal 15,000 multiplied by a fraction of which the numerator shall be the number of months remaining in such year commencing with the Commencement Date and the denominator shall be six (6), or
     (iii) any subsequent date, the minimum tonnage for the year in question shall equal the applicable minimum tonnage set forth above multiplied by a fraction of which the numerator shall be the number of months remaining in such year commencing with the Commencement Date and the denominator shall be twelve (12). Buyer agrees, however, to increase the minimum tonnage with respect to any year prior to 1982, up to 30,000 tons per year, to the extent its requirements in such year exceed said minimum tonnage plus the amounts it is then required to purchase under then existing contracts. The term, "Commencement Date" as used herein shall mean the first day of the calendar month following the month in which the newsprint mill which Seller is presently engaged in constructing in Hanover County, Virginia (the "Mill") is capable of producing 8,000 short tons of saleable newsprint per month. Newsprint shall be shipped to and received by Buyer at a substantially uniform rate throughout the year. Except as provided in this Section and in Sections 7 and 16 hereof, Seller and Buyer agree that the minimum quantity of newsprint to be sold and purchased each year will not be reduced by either party during the term of this Agreement. Unless Buyer otherwise consents in writing prior to shipment, Seller shall only supply Buyer hereunder with newsprint produced by the Mill.

               Section 2.  Term:  This Agreement shall
     terminate on the first to occur of December 31, 2000 or the December 31 following the twentieth anniversary of the Commencement Date.

               Section 3. Price: The price per ton to be paid by Buyer shall be the Average Publisher Price per ton for such newsprint (presently $320 for 30 pound basis weight newsprint) in effect at the date title passes to Buyer for shipments of rolls in carload lots, freight allowed or prepaid to destinations within the continental United States east of the Mississippi River designated from time to time by Buyer (hereinafter referred to as the "Basic Price"). If Buyer requires shipment to a destination which is not within the area of the continental United States east of the Mississippi River, freight outside of said area shall be for Buyer's account. The "Average Publisher Price" shall mean the average of the publisher prices publicly quoted from time to time by Bowaters Southern Paper Corp., International Paper Company, and Kimberly-Clark Corporation, or the successor of any such company. If any such company or successor shall cease to publicly quote such prices for any reason, Seller with Buyer's consent (which shall not be unreasonably withheld) shall substitute another, comparable, major newsprint producer. If Buyer elects to purchase newsprint hereunder on a basis other than freight allowed or prepaid, the Basic Price of the newsprint so purchased shall be reduced in the amount of the "Freight Allowance" then in effect. The "Freight Allowance" shall mean an amount equal to $17 per ton increased or decreased, as the case may be, by the percentage by which the I.C.C. published common carrier rate on newsprint (if Buyer receives by truck), or the published rate charged by the Southern Freight Association on groundwood papers (if Buyer receives by rail), changes between the Commencement Date and the date title passes to Buyer. If at any time Seller charges any other purchaser a freight allowed or prepaid price pursuant to a contract with a term of two or more years which is lower than the Basic Price and affords the Seller a lower net return, f.o.b. the Mill, the Basic Price hereunder will be reduced to equal such lower price.

               Section 4. Upcharges: Seller's price increases (or upcharges) as announced by Seller from time to time and in effect at the date title passes to Buyer shall apply to all variations from newsprint in rolls and all changes from standard basis weight or standard finishes; such announced price increases will be in accordance with the announced increases from time to time in the Average Publisher Price for such newsprint.

               Section 5.  Agency:  Except as to those
     shipments as to which Buyer notifies Seller in writing that Buyer will make shipping arrangements, Buyer authorizes Seller and Seller hereby undertakes, without cost to Buyer, to route all shipments hereunder and determine the carrier and obtain insurance coverage with respect to newsprint in transit from the Mill to the destinations specified by Buyer.

               Section 6.  Title:  Title to newsprint shall
     pass to Buyer upon the loading on a car or truck at the Mill consigned to Buyer or to the order of Buyer.

               Section 7.  Specifications:

               (a)  The basis weight of newsprint to be
     delivered hereunder shall be approximately 30 pounds to 500 sheets 24" x 36", without reference to production basis; 2-1/2% over or under such basis weight on individual shipments shall be considered good delivery. Notwithstanding the foregoing, Buyer may require, and Seller shall be obligated to produce and sell to Buyer hereunder, newsprint with a basis weight of 29 pounds or less, to 500 sheets 24" x 36", at a price determined in accordance with Sections 3 and 4 hereof, and the minimum quantity of newsprint to be sold and purchased hereunder shall be decreased proportionately.

               (b) Buyer shall provide Seller by the fifteenth day of each month with complete specifications (expressed in tons) respecting core size, roll widths and diameter for the shipments to be made during the succeeding month; if Seller does not receive such specifications, Seller may deliver in accordance with the specifications last received.

               Section 8.  Cores:  Rolls shall be wound on
     nonreturnable paper cores having three inches inside diameter. Returnable metal tip cores will be furnished at the request of Buyer. Returnable cores will be charged to Buyer on a memo basis at the rate of $1.00 per core which shall be credited to Buyer's account upon their return in good condition, freight prepaid (unless the parties agree to other terms), to the Mill.

               Section 9.  Invoices:  Invoices shall be based
     on the gross weight of rolls on shipment, including paper, wrappings, non-returnable cores and plugs but excluding returnable cores.

               Section 10.  Truckload or Carload Lots:
     Newsprint shall be ordered and shipped in not less than full forty (40) foot truckload lots or fifty (50) foot carload lots.

               Section 11.  Terms of Payment:  Terms of payment
     shall be net cash not later than the-fifteenth day of the month for all newsprint delivered during the previous month.

               Section 12. Interest: Interest at the rate of 1/2 of 1% per annum over the prime rate charged from time to time by Citibank, N.A. in New York City, shall be paid by Buyer on all unpaid amounts from the due date until the date of payment.

               Section 13.  Claims:  In case of any claim,
     other than a transit claim, arising with respect to any shipment under this Agreement, Buyer shall notify Seller thereof in writing fifteen days after the date of discovery by Buyer of the facts giving rise to such claim and the newsprint involved will be held by Buyer for inspection by Seller; if Buyer fails to give such notice, Buyer will be deemed to have waived such claim. If Seller fails to inspect the newsprint involved within fifteen days of receipt of such notice, such claim shall be deemed to be admitted by Seller. Buyer shall notify Seller of any transit claim arising with respect to any shipment hereunder arranged by Seller pursuant to Section 5 hereof and shall appoint Seller as its agent to take all action which may be necessary or advisable to prosecute such claim. Seller undertakes to prosecute any such claim to the best of its ability.

               Section 14.  Special or Consequential Damages:
     Seller shall not in any event be liable for special or consequential damages under this Agreement.

               Section 15.  Newsprint Left on Cores:  No
     allowance shall be made for waste or after delivery of the newsprint to Buyer or for newsprint left on cores.

               Section 16.  Force Majeure:  If and whenever
     Seller's production or delivery of newsprint is prevented, impaired, reduced or restricted by reason of force majeure, strikes, floods, fires, accidents, transportation contingencies, embargoes, or shortages of water, power, labor, necessary materials or supplies, war, acts of God, or the public enemy, riot or civil commotion, compliance with any law, prohibition, restraint, order, direction, request, rule or regulation promulgated by any government, federal, state, or provincial or any subdivision or agency thereof, or by reason of any construction delays or any other cause, whether of a similar or dissimilar nature, beyond its reasonable control, Seller shall first reduce the quantities of newsprint being supplied to The Bato Company, Inc. ("Bato"), and all entities controlled by or under common control with Bato, and, after such quantities being supplied to Bato and all such entities are reduced to zero, Seller may without liability reduce the quantity herein specified in proportion to the reduction or restriction upon Seller's production for or delivery to purchasers other than Bato and such entities. If due to any cause described in the foregoing sentence, or due to any reduction in Buyer's requirements for newsprint resulting from decreased consumption, Buyer's ability to accept or utilize newsprint is prevented, impaired, reduced or restricted, then Buyer may without liability reduce the quantity herein specified to be purchased in proportion to the reduction or restriction upon Buyer's ability to accept or utilize newsprint, provided that, before Buyer may reduce the quantity herein specified, it must first reduce its purchases of newsprint from its other suppliers to the extent its contracts with such suppliers permit. In any such case, the newsprint which Seller is unable to produce or deliver or which Buyer is unable to accept or utilize shall be eliminated from this Agreement with respect to the year in which such reduction occurs and the parties hereto shall be relieved of all liability with respect thereto. Notwithstanding the foregoing, Buyer agrees to accept shipments in transit when any of the foregoing events occurs.

               Section 17.  Default:  If and whenever Buyer
     shall fail to pay any amount when due under this Agreement or subject to Section 16, shall fail to fulfill any other provision of this Agreement, Seller at its option may, while such default continues, make deliveries subject to payment in advance of shipment, or suspend deliveries under this Agreement, and if such failure or default continues for thirty (30) days after written notice thereof Seller may, at its option (whether or not deliveries have been previously suspended), terminate this Agreement without incurring any liability for any losses or damages which may result from any such suspension or cancellation, without prejudice to Seller's right to recover all amounts remaining unpaid under this Agreement and to recover all damages sustained by Seller by reason of such failure or default.

               Section 18. No Waiver: Any condoning, excusing or overlooking of any default, breach or non-observance by any party at any time or times in respect of any term or condition of this Agreement shall not operate as a waiver of the rights hereunder of such party in respect of any subsequent default, breach or non-observance.

               Section 19.  General:

               (a) All amounts referred to in this Agreement are expressed in United States funds.

               (b) Neither of the parties hereto shall have the right to assign any of its rights or obligations under this Agreement to any other party without the prior written consent of the other party hereto, except that Buyer may assign this Agreement to any corporation controlling, controlled by, or under common control with, Buyer, and Seller may assign his Agreement to any person, corporation, partnership or other entity succeeding to the ownership of the Mill.

               (c) Any notice pursuant to this Agreement shall be delivered personally or sent by registered mail, addressed as follows (or at such other address as either party may notify the other of in writing for such purpose):

               To Seller:  Bear Island Paper Company
                           c/o Brant-Allen Industries, Inc.
                           80 Field Point Road
                           Greenwich, Connecticut  06830

               To Buyer:   Dow Jones & Company., Inc,
                           P.O. Box 300
                           Princeton, New Jersey  08540
                           Attention:  George Flynn

     and shall be deemed to have been received upon delivery or, if mailed five (5) business days after having been mailed. Each party shall give prompt notice to the other of a change of address.

               (d)  This Agreement shall be interpreted and
     construed in accordance with the laws of the State of Virginia.

               IN WITNESS WHEREOF this Agreement has been executed on the date first written above.



                             BEAR ISLAND PAPER COMPANY
                             By BRANT-ALLEN INDUSTRIES, INC.,
                               General Partner

                             By /s/ Peter M. Brant
                                _____________________________
                                Name:  Peter M. Brant
                                Title:  PRESIDENT

                             DOW JONES & COMPANY, INC.

                             By /s/ George W. Flynn
                                _____________________________
                                Name:  George W. Flynn
                                Title:  VICE PRESIDENT




                                                               EXHIBIT 10.8(b)


                                                         April 1, 1987

     Bear Island Paper Company
     Route 738
     Ashland, Virginia  23005

     Dear Sirs:

               This will confirm that Sections 1, 2 and 3 of the newsprint purchase contract between us dated May 19, 1978 are hereby amended as follows:

               Section 1 is hereby amended by adding the following under the captions "Calendar Year" and "Tons of Newsprint":

                    Calendar Year          Tons of Newsprint
                    -------------          -----------------
                    1988 and each               50,000
                    year thereafter

               Sections 2 and 3 are hereby amended to read in their entirety as follows:

               Section 2. Term: This Agreement shall terminate on December 31, 2000, except that it may be extended to December 31, 2004 provided that the parties agree upon new pricing provisions for the period January 1, 2001 through December 31, 2004. This Agreement will, however, extend automatically to December 31, 2004 if neither party requests renegotiation of price terms prior to January 1, 2000.

               Section 3. Price: The price to be paid for newsprint purchased hereunder shall be calculated and paid as follows:

               (a) Commencing as of the date hereof, and in each June and December thereafter, Seller shall make a good faith estimate of what the Partners' Price (as hereinafter defined) will equal over the six months commencing January 1, 1987, and each succeeding six months commencing on each July 1 and January 1 thereafter, and during such six months Buyer will pay Seller the estimated Partners' Price for
          newsprint purchased hereunder.   The foregoing pricing
          method will apply from January 1, 1987, and accordingly, Seller shall immediately credit or debit Buyer's account by the amount that the prices paid by Buyer for newsprint purchased between January 1, 1987 and the date hereof were more or less than the estimated Partners' Price set as of the date hereof.

               (b) Buyer may elect to purchase tonnage f.o.b. the Mill, in which event Buyer will pay the estimated Partners' Price less the Freight Allowance (as hereinafter defined).

               (c) Commencing in January 1988, and in each January thereafter,'Seller's independent public accountants shall certify the actual Partners' Price for the immediately preceding calendar year. If the actual Partners' Price exceeds the estimates thereof paid by Buyer during such calendar year, Buyer's account will be debited by the amount of such excess; on the other hand, if such estimates of the Partners' Price exceeded the actual Partners' Price, Buyer's account will be credited by the amount of such excess.

               (d) "Partners' Price" means the lesser of (i) Seller's average publicly announced list price per ton for rolls in carload or truckload lots, freight allowed or prepaid to destinations within the continental United States east of the Mississippi for the calendar year in question, (ii) the average of the publisher prices publicly quoted from time to time by Bowaters Southern Paper Corp., Boise Cascade Corporation (DeRidder mill only), and Kimberly-Clark Corporation, or their respective successors, (and after giving effect to any publicly announced across-the-board discounts), and (iii) the amount resulting from the following formula:

                                 A + B - C
                                 ----------
                                   85,000

          Where Accruals: The prices actually received by Seller for the highest priced 85,000 tons sold by Seller during the calendar year in question to customers other than Buyer, The Washington Post Company, and their respective affiliates, provided that

               (a) if Seller increases its publicly announced list price one or more times during the calendar year in question, said 85,000 tons will be drawn pro rata from the tonnage sold before and after the price change in proportion to the number of days in the year that each list price was in effect (so that, for example, if Seller's list price were to increase on July 1 of the year in question, 181/365ths (i.e. 42,151) of the 85,000 "highest priced" tons would be represented by the 42,151 highest priced tons sold between January 1 and June 30 of that year; assuming no further price increases in such year, the remaining 42,849 tons would be represented by the 42,849 highest priced tons sold after June 30 of that year); and

               (b) if a customer whose purchases of newsprint during the year in question were among the highest priced 85,000 tons (and thus included in "A") also purchased other newsprint during such year from Seller at a lower price, then the price actually received by Seller for such other newsprint shall be added to "A" and the number of tons of such other newsprint shall be added to the formula's denominator; and

          Where B equals: The lesser of (i) the Freight Allowance for each ton of newsprint sold f.o.b. the Mill (the price for which is included in "A"), and (ii) the difference between the price for such ton and Seller's average publicly announced list price per ton at the time such ton was sold; and

          Where C equals: The amount by which any freight charges included in "A" for shipments to destinations west of the Mississippi or outside the continental United States exceed the highest freight charges actually paid by Seller during such calendar year for shipments within the continental United States east of the Mississippi.

               (e)  Notwithstanding the foregoing provisions of
          Section 3 (d) , if any sales are included in "A" to a customer who also purchased newsprint during the calendar year in question from any affiliate of Seller (including without limitation F.F. Soucy, Inc., F.F. Soucy, Inc. & Partners, or their respective affiliates) at a lower price than was charged such customer by Seller, then for purposes of calculating "A" for such calendar year, the price of the newsprint sold to such customer by Seller shall not be deemed to be the amount actually paid for such newsprint, but shall be deemed to be the average price per ton paid by such customer for all newsprint purchased during such calendar year from Seller and Seller's affiliates.

               (f) "Freight Allowance" means an amount equal to $21.45 per ton for customers receiving by rail, and $19.50 per ton for customers receiving by truck, increased or decreased, as the case may be, by the percentage by which general transportation costs increase or decrease in the Eastern United States between January 1, 1987 and the date title passes to the Buyer or other customer in question. It shall be Seller's responsibility to make reasonable assessments annually of whether such general transportation costs change sufficiently to justify an increase or decrease pursuant to the foregoing sentence.

               If the foregoing accurately reflects our agreement, please execute this letter agreement in the space provided below.

                                        Very truly yours,

                                        DOW JONES & COMPANY, INC.

                                        By:  /s/ Peter S. Skinner
                                             _______________________
                                             Name:  Peter S. Skinner

     Accepted and agreed upon:

     BEAR ISLAND PAPER COMPANY

     By:  Brant-Allen Industries, Inc.
          General Partner

     By:  /s/ Peter M. Brant
          ____________________________
          Name:  Peter M. Brant




                                                               EXHIBIT 10.8(c)


                                                          December 10, 1991



          Bear Island Paper Company
          Route 738
          Ashland, Virginia  23005

          Dear Sirs:

               This Agreement will confirm that Section 3 of the newsprint purchase contract between Bear Island and Dow Jones dated May 19, 1978, and amended on April 1, 1987, is further amended to read in its entirety as follows:

               Section 3. Price: As of January 1, 1992, the price to be paid for newsprint purchased hereunder shall be calculated and paid as follows:

               (a) Within 20 days of the end of each quarter, The Washington Post and Dow Jones will each advise Bear Island of its respective Average Net Transaction Prices for newsprint (as defined in the following sentence) purchased during the prior quarter. The Average Net Transaction Price is the weighted average price (on a freight pre-paid basis) of all Eastern newsprint purchased by Dow Jones (or The Washington Post) from regular North American non-equity/partner suppliers providing 10,000 or more tons to Dow Jones (or The Washington Post) annually; prices will be adjusted for basis weight as set forth in subsection (e) below.

               During the last 10 days of each January, April, July and October, Seller shall make a good faith estimate of what the Partners' Price (as hereinafter defined) will equal during the current quarter, and during such quarter Buyer will pay Seller the estimated Partners' Price for newsprint.

               In each January Bear Island will make a determination of the actual Partners' Price for the immediately preceding calendar year. If the actual Partners' Price exceeds the estimates thereof paid by Dow Jones during such calendar year, Dow Jones's account will be debited by the amount of such excess; on the other hand, if such estimates of the Partners' Price exceeded the actual Partners' Price, Dow Jones's account will be credited by the amount of such excess.

               (b) Buyer may elect to purchase tonnage f.o.b. the Mill, in which event Buyer will pay the estimated Partners' Price less the Freight Allowance (as hereinafter defined).

               (c) In each January Dow Jones's and The Washington Post's independent public accountants shall certify the accuracy of their respective Average Net Transaction Prices submitted to Seller for the preceding year. In each January Seller's independent public accountants shall certify Seller's calculation of the actual Partner's Price for the immediately preceding year.

               (d) "Partners' Price," means the average of the annual Average Net Transaction Price of The Washington Post and Dow Jones, weighted equally, such average not to be more than two percent (2%) above nor less than two percent (2%) below Seller's weighted average price for all tonnage sold to non-partners during the calendar year. Prices will be adjusted for basis weight as set forth in subsection (e) below.

               (e) Unless the parties agree otherwise, prices for all tonnage will be converted on a straight pro-rata basis into an equivalent 48.8 gram basis weight price for making calculations.

               (f) "Freight Allowance" for 1992 means an amount equal to $23.54 per ton for customers receiving by rail, and $20.77 per ton for customers receiving by truck. Commencing in January 1993 and in each January thereafter, the Freight Allowance for the current calendar year shall be increased or decreased, as the case may be, by the percentage by which Bear Island's average annual transportation costs per ton for rail and truck increased or decreased in the Eastern United States during the preceding year over such costs during the prior year.

               If the foregoing accurately reflects our agreement, please execute this letter agreement in the space provided below.

                                             Very truly yours,

                                             DOW JONES & COMPANY, INC.



                                             By:  /s/ James H. Ottaway Jr.
                                                  ___________________________
                                                  Name:  James H. Ottaway Jr.

          Accepted and agreed upon:            Accepted and agreed upon for
          BEAR ISLAND PAPER COMPANY            purposes of providing and
                                               verifying past prices:



          By:  Brant-Allen Industries, Inc.    THE WASHINGTON POST COMPANY
               General Partner

                  By:  /s/ Peter M. Brant             By:  /s/ Martin Cohen
               ____________________________        __________________________
               Name:  Peter M. Brant               Martin Cohen

                                                               EXHIBIT 10.8(d)

                                                            August 10, 1993


          Bear Island Paper Company
          Route 738
          Ashland, Virginia  23005

          Dear Sirs:

                    This Agreement will confirm that the newsprint purchase contract between Bear Island and The Washington Post dated May 19, 1978, and amended on April 1, 1987 and December 10, 1991 is further amended as follows:

                    In the first sentence of Section 3, the words "January 1, 1992" shall be deleted, and the words "July 1, 1993" shall be substituted in place thereof.

                    The first sentence of Section 3(d) shall end after the word "equally" and the remainder of the sentence ("such average not...calendar year") shall be deleted.

                    In all other respects, the contract shall remain the same.

                    If the foregoing accurately reflects our agreement, please execute this letter agreement in the space provided below.

                                        Very truly yours,


                                        THE WASHINGTON POST COMPANY



                                        By:  /s/ Martin Cohen
                                             _____________________________
                                             Name:  Martin Cohen


          Accepted and agreed upon:        Accepted and agreed upon for
          BEAR ISLAND PAPER COMPANY        purposes of providing and verifying
                                           past prices:


          By:  Brant-Allen Industries,  DOW JONES & COMPANY, Inc.
               Inc.
               General Partner

          By:  /s/ Joseph Allen          By:  /s/ Kevin J. Roche
               ______________________         ____________________________
               Name:  Joseph Allen            Name:  Kevin J. Roche



                                                                EXHIBIT 10.8(e)



                                                             April 22, 1996



          Bear Island Paper Company
          Route 738
          Ashland, Virginia  23005


          Dear Sirs:

             This Agreement will confirm that the newsprint purchase contract between Bear Island and Dow Jones & Co. Inc. dated May 19, 1978, and amended on April 1, 1987, December 10, 1991, and August 10, 1993, is further amended for the period January 1, 1996, through December 31, 1996, as follows:

             In the first sentence of Section 3, the words "January 1, 1993," shall be deleted, and the words "January 1, 1996" shall be substituted in place thereof.

             The third paragraph of Section 3(a) ("In each January . . . amount of such excess") shall be deleted, and the following paragraph shall be substituted in place thereof:

             In each January Bear Island will determine the actual Partners' Price for each quarter of the immediately preceding calendar year. If the actual Partners' Price for any such quarter exceeded the estimates thereof paid by Dow Jones during such quarter, Dow Jones's account will be debited by the amount of such excess; on the other hand, if such estimates of the Partners' Price for any such quarter exceeded the actual Partners' Price for such quarter, Dow Jones's account will be credited by the amount of such excess.

             Section 3(d) ("'Partners' Price' means . . . subsection (e) below") shall be deleted, and the following subsection shall be substituted in place thereof:

             (d) "Partners' Price" means, for any calendar quarter, the average of the Average Net Transaction Price of The Washington Post and Dow Jones, weighted equally, for newsprint purchased by each of them during such quarter. Prices will be adjusted for basis weight as set forth in subsection (e) below.

             In all other respects, the contract shall remain the same.



          Bear Island Paper Company
          April 22, 1996
          Page 2




             If the foregoing accurately reflects our agreement, please execute this letter agreement in the space provided below.

                                           Very truly yours,

                                           DOW JONES & COMPANY, Inc.



                                           By:  /s/ Kevin J. Roche
                                                __________________________
                                                Name:  Kevin J. Roche

       Accepted and agreed upon:           Accepted and agreed upon for
                                           purposes of providing and verifying
       BEAR ISLAND PAPER COMPANY           past prices:


       By:  Brant-Allen Industries, Inc.   THE WASHINGTON POST
              General Partner


       By:  /s/ Edward D. Sherrick         By:  /s/ Boisfeuillet Jones Jr.
            ________________________            _____________________________
            Name:  Esward D. Sherrick           Name:  Boisfeuillet Jones Jr.